EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-72312 and 333-135767) and the Registration Statements on Form S-8 (Nos. 33-40651, 33-53403, 333-56536, 333-88162, 333-109233, 333-109234, 333-109235, 333-109238) of Kellogg Company of our report dated February 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Battle Creek, Michigan
February 25, 2008